United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 31, 2023

Date of Report (Date of earliest event reported)

NORTHERN REVIVAL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39970	98-1566600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 338-9130

NOBLE ROCK ACQUISITION CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	NRACU	Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	NRAC	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NRACW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Northern Revival Acquisition Corporation (formerly known as Noble Rock Acquisition Corporation, the “Company”) held an annual general meeting of Shareholders (the “General Meeting”) at 3:00 p.m. on August 30, 2023 which was immediately adjourned upon commencement of the meeting. The General Meeting was subsequently reconvened on 2:00 p.m. Eastern Time on August 31, 2023 for the purposes of considering and voting upon:

●	a special resolution, to amend the company’s Amended and Restated Memorandum and Articles of Association (the “charter”) pursuant to an amendment to the charter in the form set forth in Annex A of the accompanying proxy statement, to extend the date by which the company may either (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination (the “initial business combination”), from September 4, 2023 to February 4, 2024 (such proposal the “extension proposal”) or such earlier date as determined by the board or (ii) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (iii) redeem all of the Class A ordinary shares, par value $0.0001 per share, of the company (“Class A ordinary shares”), included as part of the units sold in the company’s initial public offering that was consummated on February 4, 2021 from September 4, 2023 to February 4, 2024 or such earlier date as determined by the board;

●	a special resolution, to amend the charter pursuant to an amendment to the charter in the form set forth in Annex B of the accompanying proxy statement, to remove the net tangible asset requirement from the charter in order to expand the methods that the company may employ so as not to become subject to the “penny stock” rules of the Securities and Exchange Commission (the “NTA requirement amendment proposal”);

●	an ordinary resolution, to elect two (2) Class I directors to serve until the annual general meeting in 2026 and until their respective successors have been duly elected and qualified or until his or her earlier resignation, removal or death (the “directors proposal”); and

●	an ordinary resolution, approve the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the extension proposal, the NTA requirement amendment proposal, and the directors proposal (the “adjournment proposal”), which will be presented at the general meeting if, based on the tabulated votes, there are not sufficient votes at the time of the general meeting to approve the foregoing proposals or as otherwise deemed necessary by the Chairman of the general meeting.

For more information on these proposals, please refer to the Company’s proxy statement dated August 16, 2023 (the “Proxy Statement”). The extension proposal, NTA requirement amendment proposal and directors proposal were approved by the shareholders at the General Meeting.

The form of the resulting amendments are filed as Exhibits 3.1 and 3.2 hereto and will be filed with the Cayman Islands Registrar of Companies but are effective upon the approval by shareholders on August 31, 2023.

The foregoing description of the extension proposal and NTA requirement amendment proposal are qualified in their entirety by the full text of these changes, which are filed as Exhibit 3.1 and Exhibit 3.2 hereto and incorporated herein by reference. The amendments to the Company’s charter will have an effective date of August 31, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 5.03 above is incorporated into this Item 5.07 by reference.

As of August 1, 2023, the record date for the General Meeting, there 8,517,971 ordinary shares issued and outstanding, including (i) 8,517,970 Class A ordinary shares and (ii) 1 Class B ordinary share, entitled to vote at the Meeting. At the Meeting, there were 7,704,780 shares voted by proxy or in person, or approximately 90.45% of the shares issued and outstanding and entitled to vote at the General Meeting; therefore a quorum was present.

Shareholders voted to approve the extension proposal. The proposal received the following final voting results:

For	Against	Abstain
7,704,776	4	0

Shareholders voted to approve the NTA requirement amendment proposal. The proposal received the following final voting results:

For	Against	Abstain
7,704,776	4	0

Shareholders voted to approve the directors proposal. The proposal received the following final voting results:

Nominee	For	Withheld	Broker Non-votes
David Tanzer	1 Class B ordinary share	0	0
Asad Zafar	1 Class B ordinary share	0	0

The adjournment proposal was not presented to the shareholders because (as disclosed in the Proxy Statement) there were sufficient votes to approve the extension proposal, NTA requirement amendment proposal and directors proposal.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Name
3.1	Extension Amendment to Memorandum and Articles of Association
3.2	NTA requirement Amendment to Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2023

NORTHERN REVIVAL ACQUISITION CORPORATION

By:	/s/ Aemish Shah
Name:	Aemish Shah
Title:	Chief Executive Officer and Chairman

3